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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dendreon Corporation 2002 Broad Based Equity Incentive Plan of our report dated February 8, 2002, with respect to the financial statements of Dendreon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                           -----------------------------------
                                           Ernst & Young LLP

Seattle, Washington
March 26, 2002